Exhibit 99.1

Onyx Acquisition Co. I Announces Redemption of its Public Shares and Intent to Delist

New York, New York, Oct. 25, 2024 (GLOBE NEWSWIRE) -- Onyx Acquisition Co. I. (the “Company”) (Nasdaq: ONYX), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares included as part of the units issued in its initial public offering (the “Public Shares”), effective as of the close of business on November 13, 2024, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”). Accordingly, the Company will not be seeking a further extension as contemplated by the preliminary proxy statement filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2024.

As stated in the Company’s Articles, if the Company is unable to complete an initial business combination by November 5, 2024, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors, and the requirements of other applicable law.

The per-share redemption price for the Public Shares is expected to be approximately $11.42 (after taking into account the removal of $100,000 of the accrued interest in the Trust Account for dissolution expenses) (the “Redemption Amount”). The balance of the Trust Account as of October 25, 2024 was approximately $15,315,732.02, inclusive of accrued and unposted interest. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest from the Trust Account to pay dissolution expenses.

As of the close of business on November 13, 2024, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. After November 13, 2024, the Company shall cease all operations except for those required to wind up the Company’s business.

Because the Company will not consummate an initial business combination within the periods required under its Articles and Nasdaq Listing Rule IM 5101-2, the Company intends to file a Form 25 with the Commission on November 4, 2024 in order to delist the Company’s securities from the Nasdaq Capital Market. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such statements include, but are not limited to, statements regarding the expected Redemption Amount and anticipated filings with the Commission. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including, without limitation, the risk factors described under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2024, in our subsequently filed Quarterly Reports on Form 10-Q filed with the SEC, and in other reports the Company may file with the Commission from time to time.

All such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as the result of new developments or otherwise, except as required by applicable law. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact

Matthew Vodola

Chief Financial Officer

973 879 9932

mvodola@onyxacqu.com